EXHIBIT 99.1

May 19, 2023

Alexander’s Completes Sale of Rego Park III
PARAMUS, NEW JERSEY..........Alexander’s, Inc. (NYSE: ALX) announced today that it has completed the previously announced sale of the Rego Park III land parcel adjacent to its Rego Park II shopping center, located in Queens, New York, for $71 million inclusive of consideration for Brownfield tax benefits and reimbursement of costs for plans, specifications and improvements to date. The property consists of 670,000 buildable square feet located in an Opportunity Zone, vested for the 421a Affordable New York Housing Program and eligible to receive Brownfield tax credits. There will be a financial statement gain of approximately $54 million.

Alexander’s, Inc. is a real estate investment trust that has five properties in New York City.

CONTACT:
GARY HANSEN
(201) 587-8541

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are the increase in interest rates and inflation and the continuing effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2022. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of the Annual Report on Form 10‑K.